Exhibit 10.1

AMENDMENT NO. 2 TO THE

FLUX POWER HOLDINGS, INC.

2014 EQUITY INCENTIVE PLAN

THIS AMENDMENT No. 2 (this “Amendment”) to the Flux Power Holdings, Inc. 2014 Equity Incentive Plan (as may be amended from time to time, the “Plan”), is dated November 5, 2020. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

WHEREAS, Section 23 of the Plan allows the Board of Directors of Flux Power Holdings, Inc. (the “Company”) to amend the Plan at any time and for any reason;

WHEREAS, the Plan allows for Restricted Stock Awards bur was silent on whether restricted stock units can be granted under the Plan; and

WHEREAS, the Board of Directors of the Company finds it to be desirable and in the best interests of the Company and its shareholders to amend the Plan to allow for the grant of restricted stock units.

NOW, THEREFORE, the Plan is hereby amended, effective as of the date specified in the introductory clause:

1.	Section 8 of the Plan shall be amended to add the following sentence:

“Unrestricted Stock Awards may be granted on a deferred basis pursuant to a Restricted Stock Units Award (as defined in Section 28).”

2.	“Award” in Section 28 of the Plan is amended in its entirety to read as follows:

“Award” means, individually and collectively, any award under this Plan, including any Option, Restricted Stock Award, Restricted Stock Units Award, or Unrestricted Stock Award.”

3.	Section 28 of the Plan shall be amended to include the following definitions for “Restricted Unit Award” and “Retirement”:

“Restricted Stock Units Award” shall mean a award to an Eligible Person of an unfunded unsecured promise to deliver Unrestricted Stock to such Eligible Person pursuant to the terms and conditions of the corresponding Restricted Stock Units Award Agreement.” “Retirement” or “Retirement Eligible” shall mean that a Participant’s age plus years of service with the Company equals or exceeds seventy five (75).

4.	Except as expressly amended by this Amendment, all terms and conditions of the Plan shall remain in full force and effect. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of laws.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 2 to the Flux Power Holdings, Inc. 2014 Equity Incentive Plan, as of the date first indicated above.

Flux Power Holdings, Inc.

By:	/s/Ronald Dutt
Ronald Dutt,
Chief Executive Officer

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